UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

GB Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

9205 W Russell Rd., Ste. 240
Las Vegas, Nevada 89148
(Address of Principal Executive Offices) (Zip Code)

(866) 721-0297
Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                    Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)
☐                    Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))
☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of GB Sciences, Inc. was held on March 9, 2023. The results of the proposals voted on are indicated below:

1.	The election to the Board of Directors of the following three individuals for a three-year term:

	Votes For	Votes Withheld	Abstain
John Poss	196,896,858	8,386,707	None
Dr. Andrea Small-Howard	201,115,176	4,168,389	None
Edmond DeFrank	200,704,291	4,579,274	None

There were 69,840,191 broker non-votes with respect to the election of directors.

2.
To approve an amendment to our articles of incorporation increasing the number of shares of stock our Board of Directors is authorized to issue from 600,000,000 shares to 950,000,000 shares (proposal approved):

Votes for: 193,533,468
Votes Against: 11,361,988
Votes Abstaining: 388,109
Broker Non-votes: 69,840,191

3.	To ratify the appointment of Assurance Dimensions as our independent registered public accounting firm for the fiscal year ended March 31, 2023 (proposal ratified):

Votes for: 269,332,814
Votes Against: 2,860,771
Votes Abstaining: 2,930,171
Broker Non-votes: None

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc. a Nevada corporation

Dated: March 9, 2023	By:	/s/ John Poss
John Poss
Chief Executive Officer